Exhibit 99.1

. + Computershare Trust Company, N.A. Danaher Corporation 150 Royall St Suite V Canton MA 02021 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Tax ID certification on file: <Certified Y/N> TOTAL SHARES 12345678901234 TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. EXCHANGE FORM AND LETTER OF TRANSMITTAL To accompany original certificates of common stock of Danaher Corporation (“Danaher”), par value $0.01 per share (“Danaher Common Stock”), that are validly tendered and not validly withdrawn. This Exchange Form and Letter of Transmittal may be used to make tender only with respect to certain shares of Danaher Common Stock you hold. You may receive additional Exchange Forms and/or Letters of Transmittal with respect to shares of Danaher Common Stock held by you in another manner or in another name. The deadline for submitting exchange forms is 12:00 midnight, New York City time, at the end of the day on December 13, 2019, unless the Exchange Offer (as defined below) is extended or terminated. Exchange forms must be RECEIVED by the Exchange Agent no later than 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. Complete the box(es) on the reverse side to make tender to receive shares of common stock of Envista Holdings Corporation (“Envista”), par value $0.01 per share (“Envista Common Stock”), which is subject to proration, adjustment and certain limitations as set forth in the prospectus, dated November 15, 2019 (the “Prospectus”). Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus. Your Danaher Corporation Stock Certificates: Locate the listed certificates. Certificate Numbers Shares Certificate Numbers Shares XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 If you hold more than 10 certificates, not all certificates can be listed on this form. Other Certificate Total Total Certificated Shares Shares Held By Us Total Shares 12345678901234 12345678901234 12345678901234 12345678901234 1 2 3 4 5 6 7 8 9 0 1 2 3 4 2 E L C C O Y C C L S + 023F8F